UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to § 240.14a-12

TOO, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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8323 Walton Parkway

New Albany, Ohio 43054

(614) 775-3500

September 28, 2005

Dear Stockholder:

You are cordially invited to attend a special meeting of stockholders of Too, Inc. The meeting will be held on October 31, 2005, at 9:00 a.m. Eastern Time, at our corporate offices, located at 8323 Walton Parkway, New Albany, Ohio. If you need assistance in finding the location of the meeting, please call our Investor Relations department at (614) 775-3500.

At the meeting, we will:

•	approve and adopt the Company’s 2005 Stock Option and Performance Incentive Plan; and

•	transact other business as may come before the meeting.

It is very important that your shares be represented and voted at the meeting. After reading the enclosed proxy statement, please sign, date and return the enclosed proxy card, or take advantage of voting your proxy over the telephone or the Internet.

We encourage you to take advantage of voting on the Internet because it is an easy process and the least expensive way for us to tabulate your vote. Also, if you vote on the Internet, you will have the option at that time to enroll in Internet delivery of our proxy materials in the future.

We look forward to seeing you at the meeting.

Sincerely,

/s/ Michael W. Rayden
Michael W. Rayden
Chairman, President and Chief Executive Officer

8323 Walton Parkway

New Albany, Ohio 43054

(614) 775-3500

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

September 28, 2005

A Special Meeting of Stockholders of Too, Inc. will be held on October 31, 2005, at 9:00 a.m. Eastern Time at the corporate offices of Too, Inc., 8323 Walton Parkway, New Albany, Ohio, to conduct the following items of business:

1.	To approve and adopt the Company’s 2005 Stock Option and Performance Incentive Plan.

2.	To transact other business properly coming before the meeting or any adjournment thereof.

Stockholders who owned shares of our stock at the close of business on September 19, 2005, are entitled to vote at the meeting. A complete list of these stockholders will be available at our corporate offices prior to the meeting.

By Order of the Board of Directors,

/s/ Michael W. Rayden
Michael W. Rayden
Chairman, President and Chief Executive Officer

INFORMATION ABOUT THE SPECIAL MEETING AND VOTING

The Board of Directors of Too, Inc. is soliciting your proxy to vote at a Special Meeting of Stockholders (or any adjournment of the meeting). This proxy statement summarizes the information you need to know to vote at the meeting. Throughout the proxy statement, the terms “We,” “Our,” “Too,” and the “Company” refer to Too, Inc.

We began mailing this proxy statement and the enclosed proxy card on or about September 28, 2005, to all stockholders entitled to vote.

Date, time and place of meeting

Date:	October 31, 2005
Time:	9:00 a.m. Eastern Time
Place:	Too, Inc.
8323 Walton Parkway
New Albany, Ohio 43054

Shares entitled to vote

Stockholders entitled to vote are those who owned our common stock at the close of business on the record date, September 19, 2005. As of the record date, there were 33,001,540 shares of Too, Inc. common stock outstanding. Each share of common stock that you own entitles you to one vote.

Voting your proxy

Whether or not you plan to attend the special meeting, we urge you to vote. Stockholders of record can give proxies by mailing their signed proxy cards or by voting telephonically or on the Internet. Submitting your completed proxy card, or voting telephonically or on the Internet, will not affect your right to attend the special meeting and vote.

The enclosed proxy card indicates the number of shares of our common stock that you own as of the record date.

Instructions for the three methods of voting your proxy are listed on your proxy card. If you complete and submit your proxy correctly, one of the individuals named on your proxy card (your “proxy”) will vote your shares as you have directed. If you submit the proxy but do not make specific choices, your proxy will follow the Board’s recommendations and vote your shares “FOR” the approval and adoption of the Company’s 2005 Stock Option and Performance Incentive Plan (as described on pages 4-10).

If any other matter is presented at the special meeting, your proxy will vote in accordance with his best judgment. At the time this proxy statement went to press, we knew of no other matters, beyond the approval of the aforementioned matter, to be acted on at the special meeting.

Revoking your proxy

You may revoke your proxy by:

•	submitting a later dated proxy;

•	notifying our Secretary in writing before the meeting that you have revoked your proxy; or

•	voting in person at the meeting.

Voting in person

If you plan to attend the meeting and vote in person, a ballot will be available when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring a letter from the nominee indicating that you are the beneficial owner of the shares as of the close of business on September 19, 2005, the record date for voting, and that you are authorized to vote those shares at the special meeting.

Quorum requirement

A quorum of stockholders is necessary to hold a valid meeting. The presence at the meeting, in person or by proxy of the holders of shares representing at least one-third of the votes of the common stock entitled to vote constitutes a quorum. Abstentions and broker “non-votes” are counted as present for establishing a quorum. A broker non-vote occurs on an item when a broker is not permitted to vote on that item absent instruction from the beneficial owner of the shares and no instruction is given.

Votes necessary

Item	Vote Necessary
Approval and Adoption of the Company’s 2005 Stock Option and Performance Incentive Plan*	The affirmative vote of the majority of shares present at the meeting in person or by proxy and entitled to vote.

*	Under New York Stock Exchange rules, if your broker holds your shares in its name, your broker is not permitted to vote your shares on these items if it does not receive voting instructions from you.

For purposes of determining the number of shares of our common stock voting on the matter, (1) abstentions will be counted and will have the effect of a negative vote, and (2) broker non-votes will not be counted and, thus, will have no effect.

SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

Below is a table with information providing the number of shares of Too, Inc.’s common stock beneficially owned by each of the directors of the Company, executive officers listed in the Summary Compensation Table on page 11, and all of the directors and executive officers of Too, Inc. as a group.

Name	Number of Shares of Common Stock Beneficially Owned(1)(2)		Percent of Class
Sally A. Boyer	180,541	(3)	*
Scott M. Bracale	115,133	(4)	*
Paula M. Damaso	42,514	(5)	*
Elizabeth M. Eveillard	6,750		*
Nancy J. Kramer	30,000	(6)	*
David A. Krinsky	30,000	(7)	*
Philip E. Mallott	32,708	(8)	*
William E. May, Jr.	18,750	(9)	*
Michael W. Rayden	693,512	(10)	2.07%
Fredric M. Roberts	3,750	(11)	*
Kenneth J. Strottman	42,500	(12)	*

All directors and executive officers as a group (14 persons)	1,318,978	(13)	3.88%

*	Less than 1%
(1)	Unless otherwise indicated, each named person has voting and investment power over the listed shares and such voting and investment power is exercised by the named person or shared with a spouse.
(2)	Reflects ownership as of July 30, 2005.
(3)	Includes options to purchase 152,557 shares exercisable within 60 days after July 30, 2005.
(4)	Includes options to purchase 94,751 shares exercisable within 60 days after July 30, 2005.
(5)	Includes options to purchase 39,999 shares exercisable within 60 days after July 30, 2005.
(6)	Includes options to purchase 30,000 shares exercisable within 60 days after July 30, 2005.
(7)	Includes options to purchase 30,000 shares exercisable within 60 days after July 30, 2005.
(8)	Includes options to purchase 30,000 shares exercisable within 60 days after July 30, 2005.
(9)	Includes options to purchase 18,750 shares exercisable within 60 days after July 30, 2005.
(10)	Includes options to purchase 450,000 shares exercisable within 60 days after July 30, 2005.
(11)	Includes options to purchase 3,750 shares exercisable within 60 days after July 30, 2005.
(12)	Includes options to purchase 30,000 shares exercisable within 60 days after July 30, 2005 and 2,500 shares owned by Mr. Strottman’s family members, for which Mr. Strottman disclaims beneficial ownership.
(13)	Includes options to purchase 1,002,308 shares exercisable within 60 days after July 30, 2005 held by all directors and executive officers as a group.

APPROVAL AND ADOPTION OF THE

2005 STOCK OPTION AND PERFORMANCE INCENTIVE PLAN

At the special meeting, there will be submitted to stockholders a proposal to approve and adopt the 2005 Stock Option and Performance Incentive Plan (the “Stock Plan”). Approval of the Stock Plan requires the affirmative vote of a majority of the outstanding shares of common stock present or represented at the special meeting and entitled to vote. The Board of Directors has unanimously approved the adoption of the Stock Plan. The following is a summary of the material terms of the Stock Plan. The summary is not complete, however, and is qualified by the terms of the Stock Plan, a copy of which we have attached to this proxy statement as Appendix A. A vote in favor of adopting the Stock Plan will constitute approval of all terms of the Stock Plan.

Purpose of the Plan

The purpose of the Stock Plan is to attract and retain the best available executive and key management associates for the Company and its subsidiaries and to encourage the highest level of performance by such associates, thereby enhancing the value of the Company for the benefit of its stockholders. The Stock Plan is also intended to motivate executive and key management associates to contribute to the Company’s future growth and profitability and to reward their performance in a manner that:

•	provides them with a means to increase their holdings of the common stock of the Company; and

•	aligns their interests with the interests of the stockholders of the Company.

If approved, the Plan would succeed the Company’s 1999 Stock Option and Performance Incentive Plan (the “1999 Plan”). The Company believes that the current supply of shares issuable as awards under the 1999 Plan is not sufficient to meet the Company’s need to provide equity compensation as described above. As of July 30, 2005, only 157,402 shares remained reserved for issuance as awards under the 1999 Plan.

Administration of the Stock Plan

The Stock Plan is administered by the Compensation Committee (the “Committee”). The Committee is composed of directors who qualify as “non-employee directors” within the meaning of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Committee has the power in its discretion to grant awards under the Stock Plan, to determine the terms of such awards, to interpret the provisions of the Stock Plan and to take action as it deems necessary or advisable for the administration of the Stock Plan.

Number of Authorized Shares

The total number of shares available for issuance under the Stock Plan is 1,750,000. The Committee in its discretion may also award corresponding tax offset payments, and may adjust the number and class of shares available under the Stock Plan and/or subject to outstanding awards to prevent dilution or enlargement of rights in the event of various changes in the capitalization of the Company. Shares of common stock attributable to:

•	unexercised options which expire or are terminated, surrendered or canceled (other than in connection with the exercise of stock appreciation rights);

•	shares of common stock of the Company subject to certain restrictions which are forfeited to the Company;

•	units representing shares of common stock (performance shares) and units which do not represent shares of common stock but which may be paid in common stock (performance units) which are not earned and paid; and

•	awards settled in cash in lieu of shares of common stock,

may be available for subsequent award under the Stock Plan at the Committee’s discretion to the extent permissible under Rule 16b-3 of the Exchange Act.

The market value of the 1,750,000 shares of our common stock to be subject to the Stock Plan was approximately $46,445,000 at September 19, 2005.

Unless otherwise required by law or regulation, shares granted through the assumption of or in substitution for outstanding awards granted by a company that is merged or consolidated with, or acquired by, the Company shall not be subject to the share limitations of the Stock Plan.

Eligibility and Participation

Eligibility to participate in the Stock Plan is limited to the named executive officers and full-time executive and key management associates of the Company and its subsidiaries who are selected by the Committee. Currently, approximately 75 associates of the Company are within the classes eligible to participate in the Stock Plan. Participation in the Stock Plan is at the discretion of the Committee and will be based upon the associate’s present and potential contributions to the success of the Company and its subsidiaries and such other factors as the Committee deems relevant.

Maximum Awards for Section 162(m) of the Code

No associate may be granted in any fiscal year awards covering more than 1,100,000 shares of common stock. Additionally, the maximum amount of compensation payable to any one associate with respect to an award settled in cash for any fiscal year is $10,000,000.

Types of Awards under the Stock Plan

The Stock Plan authorizes the Committee to grant awards to eligible associates in any of the following forms, subject to such terms, conditions and provisions as the Committee may determine to be necessary or desirable:

•	incentive stock options (ISOs);

•	nonstatutory stock options (NSOs);

•	stock appreciation rights (SARs);

•	restricted shares;

•	performance shares;

•	performance units;

•	shares of unrestricted common stock; and

•	tax offset payments.

Performance Criteria

Performance criteria under the Stock Plan will be determined by the Committee and will be based on any one or more of the following considerations:

•	the price of our common stock or the stock of any of our affiliates;

•	stockholder return;

•	return on equity, return on investment, or return on capital;

•	sales productivity;

•	comparable store sales growth;

•	economic profit;

•	economic value added;

•	net income;

•	operating income;

•	gross income;

•	sales;

•	free cash flow;

•	earnings per share;

•	operating company contribution or market share; and

•	other strategic milestones based on objective criteria established by the Committee, provided that, with respect to “covered officers” as defined in Section 162(m) of the Code, such strategic milestones must be approved by the stockholders of the Company prior to the payment of any award.

These factors will have a minimum performance standard below which, and a maximum performance standard above which, no payments will be made. The performance goals may be based on an analysis of historical performance and growth expectations for the business, financial results of other comparable businesses, and progress towards achieving the long-range strategic plan for the business. The performance goals and determination of results will be based entirely on financial measures. The Committee may not use any discretion to modify award results except as permitted under Section 162(m) of the Code.

Grant of Options and SARs

The Committee may award ISOs and/or NSOs to eligible associates under the Plan. SARs may be awarded either in tandem with options (tandem SARs) or on a stand-alone basis (nontandem SARs). The Committee may award tandem SARs either at the time the related option is granted or thereafter at any time prior to the exercise, termination or expiration of the related option.

Exercise Price

The Committee will determine the exercise price of an option at the time of grant, which determination will also apply to the exercise of any tandem SAR granted in connection with such option. At the time of grant of a nontandem SAR, the Committee will specify the base price of the shares of common stock to be issued for determining the amount of cash or number of shares of common stock to be distributed upon the exercise of such nontandem SAR. Neither the exercise price per share of common stock nor the base price of nontandem SARs will be less than 100% of the fair market value per share of the common stock underlying the award on the date of grant.

Vesting

The Committee may determine at the time of grant and any time thereafter the terms under which options and SARs will vest and become exercisable.

Special Limitations on ISOs

No ISO may be granted to an associate who owns, at the time of the grant, stock representing more than 10% of the total combined voting power of all classes of stock of the Company or our subsidiaries (a “10% Stockholder”), unless:

•	the exercise price per share of common stock for the shares subject to such ISO is at least 110% of the fair market value per share of common stock on the date of grant; and

•	the ISO award is not exercisable more than five years after its date of grant.

In addition, the total fair market value of shares of common stock subject to ISOs which are exercisable for the first time by an eligible associate in a given calendar year will not exceed $100,000, valued as of the ISO’s grant date. ISOs may not be granted more than ten years after the date that the Company’s Board of Directors adopted the Stock Plan. The maximum aggregate number of shares under the Plan available for award of ISOs shall be 1,750,000 shares.

If shares acquired upon exercise of an ISO are disposed of by an associate prior to the expiration of two years from the date of grant or one year from the date of exercise, or otherwise in a “disqualifying disposition” under the Code, the associate must notify the Company in writing of the date and terms of such disposition and shall cooperate with the Company with respect to any tax withholding required or resulting from such disqualifying dispositions.

Exercise of Options and SARs

An optionee may exercise his or her option only by giving written notice to the Committee stating the number of shares of common stock for which the option is being exercised and tendering payment for such shares. The Committee may, in its discretion, accept shares of common stock (valued at their fair market value on the date of exercise) as payment. Tandem SARs are exercisable only to the extent that the related option is exercisable and only for the period determined by the Committee (which period may expire prior to the expiration date of the related option). Upon the exercise of all or a portion of a tandem SAR, the related option will be canceled for an equal number of shares of common stock. Similarly, upon exercise of all or a portion of an option, the related tandem SAR will be canceled for an equal number of shares of common stock. Nontandem SARs will be exercisable for the period determined by the Committee.

Surrender or Exchange of SARs

Once an associate surrenders a tandem SAR and the related unexercised option is cancelled, he or she will be entitled to receive shares of common stock having an aggregate fair market value equal to:

•	the excess of (i) the fair market value of one share of common stock as of the date the tandem SAR is exercised over (ii) the exercise price per share specified in such option,

multiplied by

•	the number of shares of common stock subject to the option, or portion thereof, which is surrendered.

Upon surrender of a nontandem SAR, an associate will be entitled to receive shares of common stock having an aggregate fair market value equal to:

•	the excess of (i) the fair market value of one share of common stock as of the date on which the nontandem SAR is exercised over (ii) the base price of the shares covered by the nontandem SAR,

multiplied by

•	the number of shares of common stock covered by the nontandem SAR, or the portion thereof being exercised.

Nontransferability of Options and SARs

Options and SARs may not be transferred except by will or applicable laws of descent and distribution or unless otherwise allowed under the Stock Plan.

Expiration of Options

Options granted under the Stock Plan will expire at such times as the Committee determines; provided, however, that no option may be exercised more than ten years from the date of grant, unless the option is an ISO and is held by a 10% Stockholder, in which case such ISO may not be exercised more than five years from the date of grant.

Termination of Options and SARs

Except as the Committee may at any time provide, an associate may exercise options and SARs within three months after the termination of the associate’s employment (other than by death or total disability), to the extent then exercisable, but in no case later than the term specified in the grant. Except as the Committee may at any time provide, upon the death or total disability of an associate while employed by the Company or its subsidiaries (or upon the death of an associate within three months after termination of employment), options and SARs, to the extent then exercisable, shall remain exercisable for (i) one year following such associate’s death or (ii) during the first nine months that the associate receives benefits under the Company’s Long-Term Disability Plan.

Restricted Shares

Restricted shares granted to associates under the Stock Plan may not be sold, transferred, pledged or otherwise encumbered or disposed of during the restricted period established by the Committee. The Committee may also impose additional restrictions on an associate’s right to dispose of or to encumber restricted shares, including the satisfaction of performance objectives.

Except as the Committee may at any time provide, holders of restricted shares have no rights of a stockholder, such as the right to vote the shares or receive dividends and other distributions, prior to the vesting of the shares. Except as the Committee may at any time provide, upon termination of the associate’s employment with the Company, unvested restricted shares granted to such associate shall be forfeited.

Performance Shares and Performance Units

The Stock Plan also allows the Committee to grant performance shares, each equal to one share of common stock, and performance units, which have a specified value or formula-based value at the end of a performance period. Performance shares and performance units so awarded will be credited to an account established and maintained for the associate. The Committee will determine performance periods and performance objectives in connection with each grant of performance shares or performance units. Vesting of awards of performance shares and performance units will occur upon achievement of the applicable objectives within the applicable performance period. The Committee may, in its discretion, permit vesting if performance objectives are partially met, or grant additional vested performance shares or performance units if performance objectives are surpassed. An associate may pay for vested performance shares and performance units in cash, common stock or any combination of the two, as determined by the Committee. No voting or dividend rights attach to the performance shares; however, the Committee may credit an associate’s performance share account with additional performance shares equivalent to the fair market value of any dividends on an equivalent number of shares of common stock.

Unrestricted Shares

The Committee may also in its discretion grant unrestricted shares to associates. Except as required by applicable law, no payment will be required for unrestricted shares.

Tax Withholding and Tax Offset Payments

The Committee may require payment, or withhold payments made by the Stock Plan, to satisfy applicable withholding tax requirements. The Committee may make tax offset payments to assist associates in paying income taxes incurred as a result of their participation in the Stock Plan. The amount of the tax offset payments will be determined by multiplying a percentage (established by the Committee) by all or a portion of the taxable income recognized by an associate upon:

•	the exercise of an NSO or an SAR;

•	the disposition of shares received upon exercise of an ISO;

•	the lapse of restrictions on restricted shares;

•	the award of unrestricted shares; or

•	payments for performance shares or performance units.

Term of Stock Plan

Unless earlier terminated by the Company’s Board of Directors, the Stock Plan will terminate on the tenth anniversary of its effective date.

Amendment and Termination of Stock Plan

The Company’s Board of Directors may suspend, amend, modify or terminate the Stock Plan; provided that the Company’s stockholders must approve any amendment that would (i) increase the maximum aggregate number of shares issuable under the Stock Plan, (ii) reduce the option price of options previously granted under the Stock Plan, (iii) change the class of associates eligible to receive ISOs under the Stock Plan, or (iv) change the common stock available for awards under the Stock Plan, except that any such increases or modifications under (i) and (ii) that may result from the anti-dilution adjustments permitted by the Stock Plan do not require such approval. Awards granted prior to a termination of the Stock Plan will continue according to their terms following such termination. No amendment, suspension or termination of the Stock Plan will adversely affect the rights of an associate in awards previously granted without such associate’s consent, except as may be provided in the agreement granting such award.

Federal Income Tax Consequences

Stock options. There will be no federal income tax consequences to an associate or the Company upon the grant of either an ISO or an NSO under the Stock Plan. Upon exercise of an NSO, an associate generally will recognize ordinary income in an amount equal to: (i) the fair market value, on the date of exercise, of the acquired shares of common stock; less (ii) the exercise price of the NSO. Subject to Section 162(m) of the Code, and provided that the associate includes such compensation in income and the Company satisfies applicable reporting requirements, the Company will be entitled to a tax deduction in the same amount. Upon the exercise of an ISO, an associate generally recognizes no immediate ordinary taxable income. Provided that certain holding periods are met, income recognition is deferred until the associate sells the shares of common stock. If the ISO is exercised no later than three months after the termination of the associate’s employment, and the associate does not dispose of the shares so acquired within two years from the date the ISO was granted and within one year after the exercise of the ISO, the gain on the sale will be treated as long-term capital gain. Certain of these employment requirements are liberalized in the event of an associate’s death or disability while employed by the Company.

Generally, the Company will not be entitled to any tax deduction for the grant or exercise of an ISO. If, however, the common stock is not held for the full term of the holding period outlined above, the gain on the sale of such common stock, being the lesser of: (i) the fair market value of the common stock on the date of exercise minus the option price, or (ii) the amount realized on disposition minus the exercise price, will be taxed to the associate as ordinary income. Subject to Section 162(m) of the Code, and provided that the associate includes such compensation in income and the Company satisfies applicable reporting requirements, the Company will be entitled to a deduction in the same amount. The excess of the fair market value of the common stock acquired upon exercise of an ISO over the exercise price therefor constitutes a tax preference item for purposes of computing the “alternative minimum tax” under the Code. Special rules, summarized below, may apply to associates who are subject to Section 16 of the Exchange Act.

Stock Appreciation Rights. There will be no federal income tax consequences to either an associate or the Company upon the grant of an SAR. However, the associate generally will recognize ordinary income upon the exercise of an SAR in an amount equal to the aggregate amount of cash and the fair market value of the shares of common stock received upon exercise. Subject to Section 162(m) of the Code, and provided that the associate includes such compensation in income and the Company satisfies applicable reporting requirements, the Company will be entitled to a deduction equal to the amount includible in the associate’s income. Special rules, summarized below, may apply to associates who are subject to Section 16 of the Exchange Act.

Restricted Shares. Except as otherwise provided below, there will be no federal income tax consequences to either an associate or the Company upon the grant of restricted shares until expiration of the restricted period and the satisfaction of any other conditions applicable to the restricted shares. At that time, the associate generally will recognize taxable income equal to the then fair market value of the common stock. Subject to Section 162(m) of the Code, and provided that the associate includes such compensation in income and the Company satisfies applicable reporting requirements, the Company will be entitled to a corresponding deduction. However, the associate may make an election under Section 83(b) of the Code, within thirty days after the date of the grant, to recognize ordinary income as of the date of grant and the Company will be entitled to a corresponding deduction at that time. Special rules, summarized below, may apply to associates who are subject to Section 16 of the Exchange Act.

Performance Shares and Units. There will be no federal income tax consequences to an associate or the Company upon the grant of performance shares or performance units. Associates generally will recognize taxable income at the time when payment for the performance shares or performance units is received in an amount equal to the aggregate amount of cash and the fair market value of shares of common stock acquired less any amount paid for such performance shares or performance units. Subject to Section 162(m) of the Code, and provided that the associate includes such compensation in income and the Company satisfies applicable reporting requirements, the Company will be entitled to a deduction equal to the amount includible in the associate’s income. Special rules, summarized below, may apply to associates who are subject to Section 16 of the Exchange Act.

Unrestricted Shares. Associates generally will recognize taxable income at the time unrestricted shares are received in an amount equal to the fair market value of the unrestricted shares. Subject to Section 162(m) of the Code, and provided that the associate includes such compensation in income and the Company satisfies applicable reporting requirements, the Company will be entitled to a deduction equal to the amount includible in the associate’s income. Special rules, summarized below, may apply to associates who are subject to Section 16 of the Exchange Act.

Section 16 of the Exchange Act. Associates who are subject to Section 16 of the Exchange Act and receive shares of common stock under the Stock Plan will not recognize ordinary income at that time unless: (i) an election is made by the associate under Section 83(b) of the Code; or (ii) the sale of such shares by the associate at a profit is no longer subject to Section 16(b) of the Exchange Act (generally (1) in the case of options, six months following the date of grant of the option to which the shares relate and (2) otherwise, six months after the receipt of shares). The associate will instead recognize ordinary income equal to the fair market value of the shares received (less the price paid for such shares, if any) on the first day that such a sale is no longer subject to Section 16(b) of the Exchange Act and, subject to Section 162(m) of the Code, the Company or an affiliate generally will be entitled to a deduction of an equal amount for federal income tax purposes at that time provided that applicable tax withholding requirements are satisfied. An associate subject to Section 16 of the Exchange Act may elect under Section 83(b) of the Code, within 30 days of the transfer of such shares, to recognize income at the time of transfer equal to the difference between the price paid for such shares, if any, and the fair market value of such shares. Such amount will be taxed as ordinary income to the associate and, subject to Section 162(m) of the Code and satisfaction of applicable withholding requirements, generally will be allowed as a deduction for federal income tax purposes to the Company.

Section 409A of the Code. Recently enacted Section 409A of the Code (“Section 409A”) provides that covered amounts deferred under a nonqualified deferred compensation plan are includable in the associate’s gross income to the extent not subject to a substantial risk of forfeiture and not previously included in income, unless certain requirements are met, including limitations on the timing of deferral elections and events that may trigger the distribution of deferred amounts.

Based on preliminary guidance issued under Section 409A, awards of NSOs, SARs, performance shares, performance units or other deferred awards under the Stock Plan, if any, could be affected. In general, if such awards either (1) meet the requirements imposed by Section 409A or (2) qualify for an exception from coverage of Section 409A, then the tax consequences described above will continue to apply. If an award is subject to Section 409A and does not comply with the requirements of Section 409A, then amounts deferred in the current year and in previous years will become subject to immediate taxation to the associate, and the associate will be required to pay (1) a penalty equal to interest at the underpayment rate plus 1% on the tax that should have been paid on the amount of the original deferral and any related earnings and (2) in addition to any regular tax, an excise tax equal to 20% of the original deferral and any earnings credited on the deferral.

The Company intends to continue to review the terms of the Stock Plan with respect to Section 409A and may, subject to the terms of the Stock Plan, adopt additional amendments to comply with current and additional guidance issued under Section 409A.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL AND ADOPTION OF THE 2005 STOCK OPTION AND PERFORMANCE INCENTIVE PLAN.

EXECUTIVE COMPENSATION

The following table shows the compensation paid by Too, Inc. to each of the named executive officers of the Company for each of the last three fiscal years.

Summary Compensation Table

		Annual Compensation			Long-term Compensation Awards
	Fiscal Year	Salary($)	Bonus($)(1)	Other Annual Compensation($)(2)	Restricted Awards($)(3)	Securities Underlying Options	All Other Compensation($)(4)
Michael W. Rayden	2004	1,140,000	1,980,000	157,332	341,460	50,000	390,152
Chairman of the Board, Chief	2003	1,044,231	—	80,128	—	125,000	579,200
Executive Officer and President	2002	940,285	1,248,000	98,563	2,605,000	100,000	768,419

William E. May, Jr.(5)	2004	463,462	523,750	—	—	75,000	113,754
Executive Vice President – Chief	2003	—	—	—	—	—	—
Operating Officer, Treasurer and Secretary	2002	—	—	—	—	—	—

Sally A. Boyer	2004	441,800	462,800	784	84,959	12,500	205,346
President and General Manager –	2003	420,000	—	1,441	399,000	—	235,081
Justice Stores	2002	389,615	248,160	1,369	—	65,000	243,842

Scott M. Bracale	2004	434,500	445,000	1,377	84,959	12,500	150,280
Executive Vice President and Chief	2003	400,000	—	—	399,000	—	31,594
Operating Officer – Limited Too	2002	380,962	235,200	1,173	—	45,000	151,115

Paula M. Damaso	2004	377,179	363,000	535	68,292	10,000	98,010
Executive Vice President of	2003	317,692	—	949	—	12,000	109,582
Merchandising – Limited Too	2002	307,692	156,000	968	—	15,000	123,586

(1)	Represents the total of the performance-based incentive compensation for the spring and fall selling seasons. Also includes a one-time cash bonus paid to each of the executive officers based on their individual performances during the 2004 spring selling season.
(2)	Represents reimbursement of taxes on benefits paid on behalf of the listed officers. Also, for Mr. Rayden, represents personal use of the Company’s airplane in the amount of $154,724 in 2004, $74,344 in 2003, and $92,519 in 2002, in each case the aggregate incremental cost of such benefit to the Company.
(3)	Represents for each executive officer, the restricted stock awards for the specified fiscal year under the Too, Inc. 1999 Stock Option and Performance Incentive Plan. Information set forth above is based on the closing price of the Company’s common stock on the date on which the awards were made.

On February 10, 2004, each of the following executive officers received an award of shares of restricted stock, in the following amounts, valued at $16.26 per share: 12,500 shares for Mr. Rayden, 3,100 shares for Ms. Boyer, 3,100 shares for Mr. Bracale, and 2,500 shares for Ms. Damaso. After achieving a certain level of aggregate earnings per share for fiscal 2004 and fiscal 2005, the awards vest on a prorated basis, subject to continued employment with the Company.

Also on February 10, 2004, each of the following executive officers received an award of shares of restricted stock, in the following amounts, valued at $16.26 per share: 8,500 shares for Mr. Rayden, 2,125 shares for Ms. Boyer, 2,125 shares for Mr. Bracale, and 1,700 shares for Ms. Damaso. The shares vest 25% per year beginning on February 10, 2005, subject to continued employment with the Company.

On August 12, 2003, each of Ms. Boyer and Mr. Bracale received an award of 25,000 shares of restricted stock, valued at $15.96 per share. After achieving a certain level of sales increase for 2004, the awards vest 100% on August 12, 2007, subject to continued employment with the Company.

Mr. Rayden received an award of 100,000 shares of restricted stock on February 12, 2002, valued at $26.05 per share. The award vests 20% per year beginning on February 12, 2003, based on continued employment with the Company and provided that the Company achieved at least a certain increase in gross sales for a specified period.

As of January 29, 2005, the aggregate restricted stock holdings and the value of such holdings for each of the named executive officers were: Mr. Rayden, 81,000 shares, $2,158,650; Ms. Boyer, 30,225 shares, $805,496; Mr. Bracale, 30,225 shares, $805,496; Ms. Damaso, 4,200 shares, $111,930 (based on the $26.65 fair market value of the Company’s common stock on January 29, 2005).

Dividends will not be paid or accrue with respect to shares of restricted stock until such shares vest.

(4)	For Fiscal 2004, includes group term insurance premiums in the amounts of $3,572, $984, $957 and $1,230, paid on behalf of executive officers May, Boyer, Bracale, and Damaso, respectively, executive life insurance premiums in the amount of $10,306 paid on behalf of Mr. Rayden and contributions and employer matching contributions to the qualified retirement plan, the non-qualified supplemental retirement and the alternative savings plan, in the amounts of $379,846, $34,230, $204,362, $149,323, and $96,339 for officers Rayden, May, Boyer, Bracale, and Damaso, respectively. Also for Fiscal 2004, includes $75,952 of relocation costs paid by the Company to Mr. May and $441 of service awards paid by the Company to Ms. Damaso.
(5)	Mr. May joined the Company in February 2004.

Stock Options

The following table shows certain information regarding stock options granted to the executive officers named in the Summary Compensation Table during the 2004 fiscal year.

Options Granted in Fiscal Year 2004

	Individual Grants				Potential Realizable
	Number of Securities Underlying Options	% of Total Options Granted To Employees in	Exercise or Base Price	Expiration	At Assumed Annual Rates of Stock Price Appreciation For Option Terms ($)(1)
Name	Granted	Fiscal Year	($/Share)	Date	5%	10%
Michael W. Rayden	50,000	14.5%	16.26	2/10/14	511,291	1,295,713
William E. May, Jr .	75,000	21.8%	18.37	2/23/14	866,460	2,195,779
Sally A. Boyer	12,500	3.6%	16.26	2/10/14	127,823	323,928
Scott M. Bracale	12,500	3.6%	16.26	2/10/14	127,823	323,928
Paula M. Damaso	10,000	2.9%	16.26	2/10/14	102,258	259,143

(1)	The amounts under the columns labeled “5%” and “10%” are included by the Company pursuant to certain rules promulgated by the Securities and Exchange Commission and are not intended to forecast future appreciation, if any, in the price of the Company’s common stock. Such amounts are based on the assumption that the option holders hold the options granted for their full term. The actual value of the options will vary in accordance with the market price of the Company’s stock.

The following table provides certain information regarding the value of stock options at the end of the fiscal year held by the executive officers named in the Summary Compensation Table:

Aggregated Option Exercises in 2004 Fiscal Year

and Fiscal Year-End Option Values

	Shares Acquired on Exercise (#)	Value Realized ($)(1)	Number of Securities Underlying Unexercised Options at Fiscal Year-End(#)(2)		Value of Unexercised In-the-Money Options at Fiscal Year-End($)(3)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Michael W. Rayden	96,350	1,558,258	928,748	258,750	12,469,183	1,887,938
William E. May, Jr.	—	—	—	75,000	—	621,000
Sally A. Boyer	—	—	113,828	72,768	598,854	435,095
Scott M. Bracale	16,672	153,179	76,369	49,007	310,020	287,546
Paula M. Damaso	15,449	182,004	32,559	35,246	55,850	301,707

(1)	Value realized was calculated based on the number of shares exercised multiplied by the excess of the fair market value of a share of Too, Inc. common stock on the date of exercise over the exercise price of the stock option.
(2)	Represents exercisable and unexercisable Too, Inc. stock options for the individual as of January 29, 2005.
(3)	Represents the total gain which would have been realized if all in-the-money options held at fiscal year-end had been exercised, determined by multiplying the number of shares underlying the options by the difference between the option exercise price and fair market value at year-end ($26.65 on January 29, 2005). An option is in-the-money if the fair market value of the underlying shares exceeds the exercise price of the option.

Equity Compensation Plan Information

The following tables set forth additional information as of January 29, 2005 and July 30, 2005, respectively, concerning shares of our common stock that may be issued upon the exercise of options and other rights under our existing equity compensation plans and arrangements, divided between plans approved by our stockholders and plans or arrangements not submitted to our stockholders for approval. The information includes the number of shares covered by, and the weighted average exercise price of, outstanding options and other rights and the number of shares remaining available for future grants excluding the shares to be issued upon exercise of outstanding options, warrants, and other rights.

As of January 29, 2005

	Number of Securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	2,767,422	$18.30	660,672
Equity compensation plans not approved by security holders	—	—	—

Total	2,767,422	$18.30	660,672

As of July 30, 2005

	Number of Securities to be issued upon exercise of outstanding options, warrants and rights(1) (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a))(2) (c)
Equity compensation plans approved by security holders	2,138,869	$22.11	497,402
Equity compensation plans not approved by security holders	—	—	—

Total	2,138,869	$22.11	497,402

(1)	The weighted average remaining contractual life of outstanding options, warrants and rights was 6.64 years as of July 30, 2005.
(2)	This number includes 340,000 shares remaining for issuance under the 2005 Stock Plan for Non-Associate Directors, which was approved by the stockholders in May 2005.

Director Compensation

Associates and officers who are directors receive no additional compensation for services as directors. In 2004, cash compensation for non-associate directors included the following:

•	an annual retainer of $25,000 for service on the Board of Directors, paid quarterly in arrears;

•	an annual retainer of $7,500 for service as Chairman of the Audit Committee;

•	an annual retainer of $4,000 for service as Chairman of the Compensation Committee;

•	$1,000 for each Board meeting attended ($400 for a telephonic meeting);

•	$600 for each committee meeting attended ($200 for a telephonic meeting); and

•	$200 for each action in writing that our Board or any committee takes.

Currently, cash compensation for non-associate directors includes the following:

•	an annual retainer of $35,000 for service on the Board of Directors, paid quarterly in arrears;

•	an annual retainer of $7,500 for service as Chairman of the Audit Committee, payable quarterly in arrears;

•	an annual retainer of $4,000 for service as Chairman of the Compensation Committee, payable quarterly in arrears;

•	$1,500 for each Board meeting attended; and

•	$1,000 for each committee meeting attended.

In addition, in 2004, under our 1999 Non-Associate Director Stock Plan, each director who is not an associate of our Company received:

•	upon a director’s election to the Board, an initial grant to purchase 5,000 shares of our common stock;

•	an annual grant of options to purchase 5,000 shares of our common stock at a price equal to the fair market value of the shares at the grant date; and

•	after three years of services as a director, a one-time grant of options to purchase 15,000 shares.

Currently, under our 2005 Non-Associate Director Plan, each director who is not an associate of our Company receives:

•	upon a director’s election to the Board, an initial grant to purchase 10,000 shares of our common stock;

•	an annual grant of options to purchase 10,000 shares of our common stock at a price equal to the fair market value of the shares at the grant date; and

•	after three years of services as a director, a one-time grant of options to purchase 15,000 shares.

Employment Agreements with Certain Executive Officers

We entered into amended and restated employment agreements with Michael W. Rayden, Sally A. Boyer, Scott M. Bracale, Paula M. Damaso, Joan E. Munnelly, and Ronald Sykes effective September 15, 2003. The Company entered into an employment agreement with William E. May, Jr., effective February 23, 2004. Except for Mr. Rayden, whose agreement has an initial term of five years, each agreement has an initial term of three years, after which it will renew automatically for additional one year periods on the same terms and conditions, unless either party provides notice to the other of an intention not to extend it at least 90 days prior to the anniversary date. Furthermore, if a change in control (as defined in the agreement) occurs during the term of the agreement, the term of the agreement will be extended for two years from the date of the change in control.

Each employment agreement provides for a minimum annual base salary, plus any increases in base compensation as may be authorized by the Board of Directors after the date of the agreement. The agreements also provide for each officer’s continued participation in the Company’s incentive compensation and stock option plans and other benefits as described in the agreements.

The employment agreements require the Company to compensate each officer and provide him or her with certain benefits if his or her employment is terminated before the agreement expires. The compensation and benefits each officer is entitled to receive vary depending upon whether his or her employment is terminated: (1) by the Company for cause (as defined in the officer’s agreement), or voluntarily by the officer, or in the case of Mr. Rayden, other than for good reason (as defined in his agreement); (2) by the Company other than for cause, or in the case of Mr. Rayden, for good reason; (3) involuntarily due to disability; (4) upon retirement; or (5) upon the officer’s death, under which circumstance the applicable compensation and benefits are payable to the officer’s beneficiaries.

If the officer’s employment is terminated by the Company for cause, voluntarily by the officer, or in the case of Mr. Rayden, if his employment is terminated by the Company for cause or by Mr. Rayden for other than good reason (as defined in his agreement), the officer’s severance benefits payable under the employment agreement will include:

•	any accrued base salary and accrued vacation not paid as of the termination date;

•	vested benefits as of the termination date under the Company’s benefit, retirement, incentive and other plans; and

•	in Mr. Rayden’s case, continued payment of life insurance premiums through the end of the calendar year.

If the officer’s employment is terminated by the Company other than for cause, or in the case of Mr. Rayden, for good reason (as defined in his agreement), the officer’s severance benefits payable under the employment agreement will include:

•	any accrued base salary and accrued vacation not paid as of the termination date;

•	a pro-rated bonus amount;

•	vested benefits as of the termination date under the Company’s benefit, retirement, incentive and other plans;

•	continued payment of 100% of base salary for 12 months for Mr. Sykes, Ms. Damaso and Ms. Munnelly, continued payment of 100% of base salary for 18 months for Ms. Boyer, Mr. May and Mr. Bracale and, in the case of Mr. Rayden, a lump sum amount equal to two times the sum of (i) base salary and (ii) the greater of Mr. Rayden’s (a) annual par target bonus opportunity in the year of termination or (b) the actual annual bonus earned by Mr. Rayden in the year prior to the year of termination;

•	continued insurance benefits for one year for Mr. Sykes, Ms. Damaso and Ms. Munnelly, 18 months for Ms. Boyer, Mr. May and Mr. Bracale and, in Mr. Rayden’s case, two years;

•	outplacement services and related travel costs up to a maximum of $10,000 (or, in Mr. Rayden’s case, $30,000);

•	acceleration of vesting of stock awards by 12 additional months for Ms. Boyer, Mr. May and Mr. Bracale and, in Mr. Rayden’s case, acceleration of vesting stock awards by 24 additional months and continued payment of life insurance premiums through the end of the calendar year; and

•	employment continuation period for disability benefits for one year for Mses. Boyer, Damaso and Munnelly, and Messrs. May, Bracale and Sykes.

If the officer’s employment is terminated involuntarily due to disability, the officer’s severance benefits payable under the employment agreement will include:

•	any accrued base salary and accrued vacation not paid as of the disability date;

•	a pro-rated bonus amount;

•	vested benefits as of the termination date under the Company’s benefit, retirement, incentive and other plans;

•	100%, 80% and 60%, respectively, of base salary for the first, second and third 12 months following the disability date (reduced by amounts received by the officer under the Company’s disability plans);

•	additional salary benefits if the officer is disabled beyond 36 months; and

•	in Mr. Rayden’s case, continued payment of life insurance premiums through the end of the calendar year.

Notwithstanding the above, the salary continuation payments will cease upon the earlier of (a) the disability ceasing to exist or (b) the officer’s retirement.

If the officer’s employment is terminated by reason of his or her retirement, the officer’s severance benefits will include the following:

•	accrued base salary and accrued vacation not paid as of the termination date;

•	a pro-rated bonus amount; and

•	vested benefits as of the termination date under the Company’s benefit, retirement, incentive and other plans.

If the officer’s employment is terminated by reason of his or her death, the Company’s sole obligation will be to pay the officer’s spouse, estate or designated beneficiary, as the case may be, the same amounts due the officer if he or she had retired, as described above.

The employment agreements also prohibit the officer from becoming directly or indirectly connected with any business or entity that competes directly or indirectly with the Company during the officer’s employment with the Company and for a period of one year (or in the case of Mr. Rayden, two years) from the date of termination if employment is terminated: (1) by the Company for any reason, (2) by the officer for any reason, or (3) by reason of either the Company’s or the officer’s decision not to extend the term of the agreement. Mr. Rayden’s non-competition period will terminate after a change in control, upon a termination by the Company for other than cause, or upon a termination by Mr. Rayden for good reason. The non-competition periods of the other officers will terminate upon termination by the Company other than for cause after a change in control, or by the officer for good reason after a change in control.

We also entered into executive agreements with Mr. Rayden, Ms. Boyer, Mr. Bracale, Ms. Damaso and Ms. Munnelly effective September 15, 2000, with Mr. Sykes effective October 30, 2000, and with Mr. May effective February 23, 2004. Each agreement has an initial term of three years, after which it will renew automatically for additional one year periods on the same terms and conditions, unless the Company provides notice to the officer of an intention not to extend the executive agreement at least 30 days prior to the anniversary date. Furthermore, if a change in control (as defined in the executive agreement) occurs during the term of the executive agreement, the term of the agreement will be extended for two years from the date of the change in control.

Under each executive agreement, the Company must provide severance benefits to the officer if his or her employment is terminated (other than on account of death or disability or for cause):

•	by the Company at any time six months prior to a change in control if such termination was in contemplation of such change in control and was done to avoid the effects of the agreement;

•	by the Company within 24 months after a change in control;

•	by the officer for good reason (as defined in the executive agreement) at any time within 24 months after a change in control; or

•	in the case of Mr. Rayden, by him with or without good reason during the period beginning on the one year anniversary date of a change in control and lasting for 30 days.

In addition to accrued compensation, bonuses, vested benefits and stock options, the officer’s severance benefits payable under the executive agreement include:

•	a lump sum cash payment equal to the sum of: (1) any accrued base salary and vacation time payable as of the termination and (2) the officer’s base annual salary (as defined in the agreement) multiplied by three;

•	a lump sum cash payment equal to the sum of: (1) the pro-rated bonus amount (as defined in the agreement) and (2) the highest annual incentive compensation to which the officer would be entitled multiplied by three;

•	36 months of continued insurance benefits;

•	outplacement services and related travel costs up to a maximum of $10,000 (or, in Mr. Rayden’s case, $60,000).

Under the executive agreements, a change in control shall be deemed to occur upon: (1) the acquisition by any person of 25% or more of the voting power of the Company’s outstanding securities; (2) a merger or consolidation of the Company; (3) a sale of 50% or more of the Company’s assets; (4) the liquidation or dissolution of the Company; or (5) any transaction that has the same effect as any of the foregoing.

We entered into a letter agreement with Poe A. Timmons effective June 1, 2005. The agreement provides for an annual base salary, with potential adjustments based upon annual reviews. The agreement also provides for Ms. Timmons’ continued participation in the Company’s incentive compensation and stock option plans and other benefits as described in the agreement. We also entered into separation pay, confidentiality and non-competition agreement with Ms. Timmons effective June 10, 2005. Under the agreement, if Ms. Timmons’ employment is terminated other than for cause, the Company has agreed to pay Ms. Timmons her weekly base salary for a period of 52 weeks, minus the deductions required by law and subject to a deduction of any salary or compensation earned from other employment or self-employment during that 52-week period.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Fredric M. Roberts, Nancy J. Kramer and Kenneth J. Strottman, who are not employees of the Company, were members of the Compensation Committee during fiscal year 2004. Since 1993, Mr. Rayden has served as a member of the advisory board of Strottman International, Inc., a privately held company, of which Mr. Strottman is President and Chief Executive Officer. In his capacity as an advisory board member, Mr. Rayden has no power to direct the activities of Strottman International, Inc. or to set the compensation of Mr. Strottman. Elizabeth M. Eveillard replaced Mr. Strottman on the Compensation Committee in May 2005.

SHARE OWNERSHIP OF PRINCIPAL STOCKHOLDERS

The following table shows the names of owners of the Company’s common stock who, as of July 30, 2005, were known by Too, Inc. to be beneficial owners of more than 5% of the shares of common stock of the Company.

Name and Address of Beneficial Owner	Amount Beneficially Owned(1)	Percent of Class(2)
Snow Capital Management, L.P 2100 Georgetowne Drive, Suite 400 Sewickley, Pennsylvania 15143	2,289,133	6.94%

(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and or investment power with respect to those securities.
(2)	“Percent of Class” is calculated by dividing the number of shares beneficially owned by the total number of outstanding shares of the Company, plus the number of shares such person has the right to acquire within 60 days.

STOCKHOLDER PROPOSALS

Stockholder proposals to be included in the proxy statement for the 2006 Annual Meeting of Stockholders should be submitted to the Secretary of the Company at our corporate offices by December 21, 2005, but not before November 21, 2005. The Company may omit from the proxy statement and form of proxy relating to the next annual meeting of stockholders any proposals which are not received by the Secretary by December 21, 2005, or which are received before November 21, 2005. Any stockholder proposal submitted outside the processes of Rule 14a-8 under the Securities Exchange Act of 1934, as amended, for presentation at our 2006 Annual Meeting will be considered untimely for purposes of Rule 14a-4 and 14a-5 if notice thereof is received by the Company after March 6, 2005. To be submitted at the meeting, any such proposal must be a proper subject for stockholder action under the laws of the State of Delaware.

Stockholder nominations for the Board of Directors to be elected at the 2006 Annual Meeting of Stockholders should be submitted not less than 14 days, nor more than 50 days, before the 2006 Annual Meeting.

SOLICITATION EXPENSES

The Company will pay the expense of preparing, assembling, printing and mailing the proxy form and the form of material used in solicitation of proxies. Our associates may solicit proxies by telephone, mail services, electronic mail, mailgram, facsimile, telegraph, cable and personal interview. We have contracted with MacKenzie Partners, Inc. to assist in the solicitation of proxies for an estimated fee of $6,500 plus out-of-pocket expenses.

CERTAIN MATTERS RELATING TO PROXY MATERIALS AND ANNUAL REPORTS

The Securities and Exchange Commission has rules regarding delivery of proxy statements and annual reports to stockholders sharing the same address. We may satisfy these delivery rules by delivering a single proxy statement and/or annual report to an address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant costs savings for us. To take advantage of this opportunity, we have delivered only one proxy statement to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We undertake to deliver promptly upon written or oral request a separate copy of this proxy statement to a stockholder at a shared address to which a single copy of that document was delivered. If you prefer to receive separate copies of a proxy statement and annual report, either now or in the future, you can request a separate copy of the proxy statement and annual report by writing to us at the following address: Investor Relations, Too, Inc., 8323 Walton Parkway, New Albany, Ohio 43054, Attention: Robert C. Atkinson, or by telephoning us at (614) 775-3500.

If you are currently a stockholder sharing an address with another Too, Inc. stockholder and wish to have your future proxy statements and annual reports householded, please contact Investor Relations at the above address or telephone number.

OTHER MATTERS

The Board of Directors knows of no other matters to be brought before the special meeting. However, if other matters should come before the meeting, each of the persons named in the proxy intends to vote in accordance with their judgment on such matters.

By Order of the Board of Directors,

/s/ Michael W. Rayden
Michael W. Rayden
Chairman, President & Chief Executive Officer

Appendix A

TOO, INC.

2005 STOCK OPTION AND PERFORMANCE INCENTIVE PLAN

ARTICLE 1

ESTABLISHMENT AND PURPOSE

SECTION 1.1. Establishment and Effective Date. Too, Inc., a Delaware corporation (the “Company”), hereby establishes a stock incentive plan to be known as the “Too, Inc. 2005 Stock Option and Performance Incentive Plan” (the “Plan”). The Plan shall become effective on October 31, 2005 (the “Effective Date”), subject to approval by the majority of votes cast by the Company’s stockholders at the special meeting of stockholders.

SECTION 1.2. Purpose. The Company desires to attract and retain the best available executive and key management associates for itself and its subsidiaries and to encourage the highest level of performance by such associates in order to serve the best interests of the Company and its stockholders. The Plan is expected to contribute to the attainment of these objectives by offering eligible associates the opportunity to acquire stock ownership interests in the Company, and other rights with respect to stock of the Company, and to thereby provide them with incentives to put forth maximum efforts for the success of the Company and its subsidiaries.

ARTICLE 2

AWARDS

SECTION 2.1. Form of Awards. Awards under the Plan may be granted in any one or all of the following forms: (i) incentive stock options (“Incentive Stock Options”) meeting the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”); (ii) nonstatutory stock options (“Nonstatutory Stock Options”) (unless otherwise indicated, references in the Plan to “Options” shall include both Incentive Stock Options and Nonstatutory Stock Options); (iii) stock appreciation rights (“Stock Appreciation Rights”), as described in Article 7, which may be awarded either in tandem with Options (“Tandem Stock Appreciation Rights”) or on a stand-alone basis (“Nontandem Stock Appreciation Rights”); (iv) shares of Common Stock (as defined in Section 2.2 below) which are restricted as provided in Article 11 (“Restricted Shares”); (v) units representing shares of Common Stock, as described in Article 12 (“Performance Shares”); (vi) units which do not represent shares of Common Stock but which may be paid in the form of Common Stock, as described in Article 13 (“Performance Units”); (vii) shares of unrestricted Common Stock (“Unrestricted Shares”) as described in Article 14; and (viii) tax offset payments (“Tax Offset Payments”), as described in Article 15.

SECTION 2.2. Maximum Shares Available; Maximum Award. The maximum aggregate number of shares of the Company’s common stock, par value $.01 per share (the “Common Stock”) available for award of any type under the Plan is one million seven hundred fifty thousand (1,750,000) shares, subject to adjustment pursuant to Article 17. No one associate may be granted in any fiscal year awards covering more than one million one hundred thousand (1,100,000) shares of Common Stock, subject to adjustment pursuant to Article 17. The maximum amount of compensation payable to any one associate with respect to an award settled in cash for any fiscal year is ten million dollars ($10,000,000). In addition, Tax Offset Payments which may be awarded under the Plan will not exceed the number of shares available for issuance under the Plan, as calculated by the formula set forth in Article 15. Shares of Common Stock issued pursuant to the Plan may be either authorized but unissued shares or issued shares reacquired by the Company. In the event that prior to the end of the period during which Options may be granted under the Plan, any Option or any Nontandem Stock Appreciation Right under the Plan expires unexercised or is terminated, surrendered or canceled (other than in connection with the exercise of a Stock Appreciation Right) without being exercised in whole or in part for any reason, or any Restricted Shares, Performance Shares or Performance Units are forfeited, or if such awards are settled in cash in lieu of shares of Common Stock, then such shares or units may, at the discretion of the Committee (as defined below) to the extent permissible under Rule 16b-3 under the Securities Exchange Act of 1934 (the “Act”), be made available for subsequent awards under the Plan, upon such terms as the Committee may determine. Furthermore, unless otherwise required by law or regulation, shares granted through the assumption of or in substitution for outstanding awards granted by a company that is merged or consolidated with, or acquired by, the Company shall not be subject to the share limitations of this Section 2.2.

SECTION 2.3. Return of Prior Awards. As a condition to any subsequent award, the Committee shall have the right, at its discretion, to require associates to return to the Company awards previously granted under this Plan. Subject to the provisions of this Plan, such new award shall be upon such terms and conditions as are specified by the Committee at the time the new award is granted to the extent permitted by Rule 16b-3 under the Act.

ARTICLE 3

ADMINISTRATION

SECTION 3.1. Committee. The Plan shall be administered by a Compensation Committee (the “Committee”) appointed by the Board and consisting of not less than two (2) members of the Board. Each member of the Committee shall be an “outside director” (within the meaning of Section 162(m) of the Code) and a “non-employee director” (within the meaning of Rule l6b-3(b)(3)(i) under the Act).

SECTION 3.2. Powers of Committee. Subject to the express provisions of the Plan, the Committee shall have the power and authority (i) to grant Options and to determine the purchase price of the Common Stock covered by each Option, the term of each Option, the number of shares of Common Stock to be covered by each Option and any performance objectives or vesting standards applicable to each Option; (ii) to designate Options as Incentive Stock Options or Nonstatutory Stock Options and to determine which Options, if any, shall be accompanied by Tandem Stock Appreciation Rights; (iii) to grant Tandem Stock Appreciation Rights and Nontandem Stock Appreciation Rights and to determine the terms and conditions of such rights; (iv) to grant Restricted Shares and to determine the term of the restricted period and other conditions and restrictions applicable to such shares; (v) to grant Performance Shares and Performance Units and to determine the performance objectives, performance periods and other conditions applicable to such shares or units; (vi) to grant Unrestricted Shares; (vii) to determine the amount of, and to make, Tax Offset Payments; and (viii) to determine the associates to whom, and the time or times at which, Options, Stock Appreciation Rights, Restricted Shares, Performance Shares, Performance Units and Unrestricted Shares shall be granted.

SECTION 3.3. Delegation. The Committee may delegate to one or more of its members or to any other person or persons such ministerial duties as it may deem advisable; provided, however, that the Committee may not delegate any of its responsibilities hereunder if such delegation will cause (i) transactions under the Plan to fail to comply with Section 16 of the Act, or (ii) the Committee to fail to qualify as a committee of “outside directors” under Section 162(m) of the Code. The Committee may also employ attorneys, consultants, accountants or other professional advisors and shall be entitled to rely upon the advice, opinions or valuations of any such advisors.

SECTION 3.4. Interpretations; Decisions Binding. The Committee shall have sole discretionary authority to interpret the terms of the Plan; to adopt, revise or revoke rules, regulations and policies to administer the Plan; to correct any defect, supply any omission, or reconcile any deficiency in the Plan or any award or award Agreement; and to make any other factual determinations that it believes to be necessary or advisable for the administration of the Plan. All actions taken and interpretations and determinations made by the Committee in good faith shall be final and binding upon the Company, all associates who have received awards under the Plan, and all other interested persons.

SECTION 3.5. Liability; Indemnification. No member of the Committee, nor any person to whom duties have been delegated, shall be personally liable for any action, interpretation or determination made with respect to the Plan or awards made thereunder, and each member of the Committee shall be fully indemnified and protected by the Company with respect to any liability he or she may incur with respect to any such action, interpretation or determination, to the extent permitted by applicable law and to the extent provided in the Company’s Certificate of Incorporation and Bylaws, as amended from time to time.

ARTICLE 4

ELIGIBILITY

Awards shall be limited to executive and key management associates who are regular, full-time associates of the Company and its present and future subsidiaries. In determining the associates to whom awards shall be granted and the number of shares to be covered by each award, the Committee shall take into account the nature of the services rendered by such associates, their present and potential contributions to the success of the Company and its subsidiaries and such other factors as the Committee in its sole discretion shall deem relevant. As used in this Plan, the term “subsidiary” shall mean any corporation which at the time qualifies as a subsidiary of the Company under the definition of “subsidiary corporation” set forth in Section 424(f) of the Code, or any successor provision hereafter enacted.

ARTICLE 5

STOCK OPTIONS

SECTION 5.1. Grant of Options. Options may be granted under this Plan for the purchase of shares of Common Stock. Options shall be granted in such form and upon such terms and conditions, including the satisfaction of corporate or individual performance objectives and other vesting standards, as the Committee shall from time to time determine.

SECTION 5.2. Option Price. The option price of each Option to purchase Common Stock shall be determined by the Committee at the time of the grant, but shall not be less than one hundred percent (100%) of the fair market value of the Common Stock subject to such Option at the time of grant. For Options granted through the assumption of or in substitution for outstanding awards granted by a company that is merged, consolidated with, or acquired by, the Company, the option price shall be determined by the Committee in its sole discretion and, if applicable, consistent with Section 424(a) of the Code. The option price so determined shall also be applicable in connection with the exercise of any Tandem Stock Appreciation Right granted with respect to such Option. The option price of an Option previously granted under the Plan shall not thereafter be reduced other than pursuant to the provisions of Article 17 or Article 18.

SECTION 5.3. Term of Options. The term of each Option granted under the Plan shall not exceed ten (10) years from the date of grant, subject to earlier termination as provided in Articles 9 and 10, except as otherwise provided in Section 6.1 with respect to ten percent (10%) stockholders of the Company.

SECTION 5.4. Exercise of Options. An Option may be exercised, in whole or in part, at such time or times as the Committee shall determine. The Committee may, in its discretion, accelerate the exercisability of any Option at any time. Options may be exercised by an associate by giving written notice to the Committee stating the number of shares of Common Stock with respect to which the Option is being exercised and tendering payment therefor. Payment for the Common Stock issuable upon exercise of the Option shall be in (i) cash or its equivalent, or if the Committee, in its sole discretion permits, (ii) through tendering previously acquired Shares having an aggregate fair market value equal to the total option price (provided that the shares which are tendered must have been held by the associate for at least six (6) months prior to their tender); (iii) by a combination of (i) and (ii); (iv) subject to applicable securities laws and restrictions, through a broker-facilitated cashless exercise procedure acceptable to the Committee, or (v) by any other means which the Committee determines to be consistent with the Plan’s purpose and applicable law. As soon as reasonably practicable following such exercise, a certificate representing the shares of Common Stock purchased, registered in the name of the associate, shall be delivered to the associate.

SECTION 5.5. Cancellation of Stock Appreciation Rights. Upon exercise of all or a portion of an Option, the related Tandem Stock Appreciation Rights shall be canceled with respect to an equal number of shares of Common Stock.

ARTICLE 6

SPECIAL RULES APPLICABLE TO INCENTIVE STOCK OPTIONS

SECTION 6.1. Maximum Aggregate Number of Shares. The maximum aggregate number of shares under the Plan available for award of Incentive Stock Options shall be one million seven hundred fifty thousand (1,750,000) shares.

SECTION 6.2. Ten Percent Stockholder. Notwithstanding any other provision of this Plan to the contrary, no associate may receive an Incentive Stock Option under the Plan if such associate, at the time the award is granted, owns (after application of the rules contained in Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or its subsidiaries, unless (i) the option price for such Incentive Stock Option is at least one hundred ten percent (110%) of the fair market value of the Common Stock subject to such Incentive Stock Option on the date of grant and (ii) such Option is not exercisable after the date five (5) years from the date such Incentive Stock Option is granted.

SECTION 6.3. Limitation on Grants. The aggregate fair market value (determined with respect to each Incentive Stock Option at the time such Incentive Stock Option is granted) of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an associate during any calendar year (under this Plan or any other plan of the Company or a subsidiary) shall not exceed one hundred thousand dollars ($100,000).

SECTION 6.4. Limitations on Time of Grant. No grant of an Incentive Stock Option shall be made under this Plan more than ten (10) years after the earlier of the date of adoption of the Plan by the Board or the date the Plan is approved by stockholders.

SECTION 6.5. Disqualifying Dispositions. If shares of Common Stock acquired upon exercise of an Incentive Stock Option are disposed of by an associate prior to the expiration of either two (2) years from the date of grant of such Incentive Stock Option or one year from the transfer of shares to such associate pursuant to the exercise of such Incentive Stock Option, or in any other disqualifying disposition within the meaning of Section 422 of the Code, such associate shall notify the Company in writing of the date and terms of such disposition and shall cooperate with the Company with respect to any tax withholding required or resulting from such disqualifying dispositions. A disqualifying disposition by an associate shall not affect the status of any other Incentive Stock Option granted under the Plan as an Incentive Stock Option.

ARTICLE 7

STOCK APPRECIATION RIGHTS

SECTION 7.1. Grants of Stock Appreciation Rights. Tandem Stock Appreciation Rights may be awarded by the Committee in connection with any Option granted under the Plan, either at the time the Option is granted or thereafter at any time prior to the exercise, termination or expiration of the Option. Nontandem Stock Appreciation Rights may also be granted by the Committee at any time. At the time of grant of a Nontandem Stock Appreciation Right, the Committee shall specify the number of shares of Common Stock covered by such right and the base price of shares of Common Stock to be used in connection with the calculation described in Section 7.4 below. The base price of a Nontandem Stock Appreciation Right shall be not less than one hundred percent (100%) of the fair market value of a share of Common Stock on the date of grant. Stock Appreciation Rights shall be subject to such terms and conditions not inconsistent with the other provisions of this Plan as the Committee shall determine.

SECTION 7.2. Limitations on Exercise. A Tandem Stock Appreciation Right shall be exercisable only to the extent that the related Option is exercisable and shall be exercisable only for such period as the Committee may determine (which period may expire prior to the expiration date of the related Option). Upon the exercise of all or a portion of Tandem Stock Appreciation Rights, the related Option shall be canceled with respect to an equal number of shares of Common Stock. Shares of Common Stock subject to Options, or portions thereof, surrendered upon exercise of a Tandem Stock Appreciation Right, shall not be available for subsequent awards under the Plan. A Nontandem Stock Appreciation Right shall be exercisable during such period as the Committee shall determine.

SECTION 7.3. Surrender or Exchange of Tandem Stock Appreciation Rights. A Tandem Stock Appreciation Right shall entitle the associate to surrender to the Company unexercised the related option, or any portion thereof, and to receive from the Company in exchange therefor that number of shares of Common Stock having an aggregate fair market value equal to (A) the excess of (i) the fair market value of one (1) share of Common Stock as of the date the Tandem Stock Appreciation Right is exercised over (ii) the option price per share specified in such Option, multiplied by (B) the number of shares of Common Stock subject to the Option, or portion thereof, which is surrendered. No fractional shares will be issued, rather the number of shares that the associate is entitled to receive will be rounded to the next whole number.

SECTION 7.4. Exercise of Nontandem Stock Appreciation Rights. The exercise of a Nontandem Stock Appreciation Right shall entitle the associate to receive from the Company that number of shares of Common Stock having an aggregate fair market value equal to (A) the excess of (i) the fair market value of one (1) share of Common Stock as of the date on which the Nontandem Stock Appreciation Right is exercised over (ii) the base price of the shares covered by the Nontandem Stock Appreciation Right, multiplied by (B) the number of shares of Common Stock covered by the Nontandem Stock Appreciation Right, or the portion thereof being exercised. No fractional shares will be issued, rather the number of shares that the associate is entitled to receive will be rounded to the next whole number.

SECTION 7.5. Settlement of Stock Appreciation Rights. As soon as is reasonably practicable after the exercise of a Stock Appreciation Right, the Company shall issue, in the name of the associate, stock certificates representing the total number of shares of Common Stock to which the associate is entitled pursuant to Section 7.3 or 7.4 hereof. No fractional shares will be issued, rather the number of shares that the associate is entitled to receive will be rounded to the next whole number.

ARTICLE 8

NONTRANSFERABILITY OF OPTIONS AND STOCK APPRECIATION RIGHTS

SECTION 8.1. Nontransferability of Options. No Option granted under the Plan may be transferred, assigned, pledged or hypothecated (whether by operation of law or otherwise), except as provided by will or the applicable laws of descent and distribution, and no Option shall be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of an Option not specifically permitted herein shall be null and void and without effect. An Option may be exercised by an associate only during his or her lifetime, or following his or her death pursuant to Article 10. Notwithstanding the foregoing, to the extent provided in the applicable award agreement, an associate may transfer (a) an Incentive Stock Option to a trust if under Section 671 of the Code and applicable state law, the Participant to whom the Incentive Stock Option was granted remains the beneficial owner or (b) a Nonqualified Stock Option either (i) to members of his or her immediate family (as defined in Rule 16a-1 promulgated under the Act), to one or more trusts for the benefit of such family members, or to partnerships or other entities in which such family members are the only partners or owners, provided that the associate does not receive any consideration for the transfer, or (ii) if such transfer is approved by the Committee and the transferee does not receive any consideration for the transfer. If such transfer is permitted under the award agreement, any Option held by such transferees are subject to the same terms and conditions that applied to such Options immediately prior to transfer based on the transferor associate’s continuing relationship with the Company.

SECTION 8.2. Nontransferability of Stock Appreciation Rights. No Stock Appreciation Right may be transferred, assigned, pledged or hypothecated (whether by operation of law or otherwise), except as provided by will or the applicable laws of descent and distribution, and no Stock Appreciation Right shall be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of a Stock Appreciation Right not specifically permitted herein shall be null and void and without effect. A Stock Appreciation Right may be exercised by an associate only during his or her lifetime, or following his or her death pursuant to Article 10.

ARTICLE 9

TERMINATION OF EMPLOYMENT

SECTION 9.1. Exercise after Termination of Employment. Except as the Committee may at any time provide, in the event that the employment of an associate to whom an Option or Stock Appreciation Right has been granted under the Plan shall be terminated (for reasons other than death or total disability), such Option or Stock Appreciation Right may be exercised (to the extent that the associate was entitled to do so at the termination of his employment) at any time within three (3) months after such termination of employment.

SECTION 9.2. Total Disability. In the event that an associate to whom an Option or Stock Appreciation Right has been granted under the Plan shall become totally disabled, except as the Committee may at anytime provide, such Option or Stock Appreciation Right may be exercised at any time during the first nine (9) months that the associate receives benefits under the Company’s Long-Term Disability Plan (the “Disability Plan”). For purposes hereof, “total disability” shall have the definition set forth in the Disability Plan, which definition is hereby incorporated by reference.

ARTICLE 10

DEATH OF ASSOCIATE

If an associate to whom an Option or Stock Appreciation Right has been granted under the Plan shall die while employed by the Company or one of its subsidiaries or within three (3) months after the termination of such employment, except as the Committee may at anytime provide, such Option or Stock Appreciation Right may be exercised to the extent that the associate was entitled to do so at the time of his or her death, by the associate’s estate or by the person who acquires the right to exercise such Option or Stock Appreciation Right upon his or her death by bequest or inheritance. Such exercise may occur at any time within one (1) year after the date of the associate’s death or such other period as the Committee may at anytime provide, but in no case later than the date on which the Option or Stock Appreciation Right terminates.

ARTICLE 11

RESTRICTED SHARES

SECTION 11.1. Grant of Restricted Shares. The Committee may from time to time cause the Company to grant Restricted Shares under the Plan to associates, subject to such restrictions, conditions and other terms as the Committee may determine.

SECTION 11.2. Restrictions. At the time a grant of Restricted Shares is made, the Committee shall establish a period of time (the “Restricted Period”) applicable to such Restricted Shares. Each grant of Restricted Shares may be subject to a different Restricted Period. The Committee may, in its sole discretion, at the time a grant is made, prescribe restrictions in addition to or other than the expiration of the Restricted Period, including the satisfaction of corporate or individual performance objectives, which shall be applicable to all or any portion of the Restricted Shares. Except with respect to grants of Restricted Shares intended to qualify as performance-based compensation for purposes of Section 162(m) of the Code, the Committee may also, in its sole discretion, shorten or terminate the Restricted Period or waive any other restrictions applicable to all or a portion of such Restricted Shares. None of the Restricted Shares may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the Restricted Period or prior to the satisfaction of any other restrictions prescribed by the Committee with respect to such Restricted Shares.

SECTION 11.3. Restricted Stock Certificates. If the Committee deems it necessary or appropriate, the Company may issue, in the name of each associate to whom Restricted Shares have been granted, stock certificates representing the total number of Restricted Shares granted to the associate, provided that such certificates bear an appropriate legend or other restriction on transfer. The Secretary of the Company shall hold such certificates, properly endorsed for transfer, for the associate’s benefit until such time as the Restricted Shares are forfeited to the Company, or the restrictions lapse.

SECTION 11.4. Rights of Holders of Restricted Shares. Except as determined by the Committee either at the time Restricted Shares are awarded or any time thereafter prior to the lapse of the restrictions, holders of Restricted Shares shall not have the right to vote such shares or the right to receive any dividends with respect to such shares. All distributions, if any, received by an associate with respect to Restricted Shares as a result of any stock split-up, stock distribution, a combination of shares, or other similar transaction shall be subject to the restrictions of this Article 11.

SECTION 11.5. Forfeiture. Except as the Committee may at any time provide, any Restricted Shares granted to an associate pursuant to the Plan shall be forfeited if the associate terminates employment with the Company or its subsidiaries prior to the expiration or termination of the Restricted Period and the satisfaction of any other conditions applicable to such Restricted Shares. Upon such forfeiture, the Secretary of the Company shall either cancel or retain in its treasury the Restricted Shares that are forfeited to the Company.

SECTION 11.6. Delivery of Restricted Shares. Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee, the restrictions applicable to the Restricted Shares shall lapse and a stock certificate for the number of Restricted Shares with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions, to the associate or the associate’s beneficiary or estate, as the case may be.

ARTICLE 12

PERFORMANCE SHARES

SECTION 12.1. Award of Performance Shares. For each Performance Period (as defined in Section 20.2), Performance Shares may be granted under the Plan to such associates of the Company and its subsidiaries as the Committee shall determine. Each Performance Share shall be deemed to be equivalent to one (1) share of Common Stock. Performance Shares granted to an associate shall be credited to an account (a “Performance Share Account”) established and maintained for such associate.

SECTION 12.2. Right to Payment of Performance Shares. With respect to each award of Performance Shares under this Plan, the Committee shall specify the Performance Objectives, based on one (1) or more of the Performance Criteria (as defined in Section 20.5) (“Performance Objectives”), that must be satisfied in order for the associate to vest in the Performance Shares which have been awarded to him or her for the Performance Period. If the Performance Objectives established for an associate for the Performance Period are partially but not fully met, the Committee may, nonetheless, in its sole discretion, determine that all or a portion of the Performance Shares have vested. If the Performance Objectives for a Performance Period are exceeded, the Committee may, in its sole discretion, grant additional, fully vested Performance Shares to the associate. The Committee may also determine, in its sole discretion, that Performance Shares awarded to an associate shall become partially or fully vested upon the associate’s death, total disability (as defined in Article 9) or retirement, or upon the termination of the associate’s employment prior to the end of the Performance Period.

SECTION 12.3. Payment for Performance Shares. As soon as practicable following the end of a Performance Period, the Committee shall determine whether the Performance Objectives for the Performance Period have been achieved (or partially achieved to the extent necessary to permit partial vesting at the discretion of the Committee pursuant to Section 12.2). If the Performance Objectives for the Performance Period have been exceeded, the Committee shall determine whether additional Performance Shares shall be granted to the associate pursuant to Section 12.2. As soon as reasonably practicable after such determinations, or at such later date as the Committee shall determine at the time of grant, the Company shall pay to the associate an amount with respect to each vested Performance Share equal to the fair market value of a share of Common Stock on such payment date or, if the Committee shall so specify at the time of grant, an amount equal to (i) the fair market value of a share of Common Stock on the payment date less (ii) the fair market value of a share of Common Stock on the date of grant of the Performance Share. Payment shall be made entirely in cash, entirely in Common Stock (including Restricted Shares) or in such combination of cash and Common Stock as the Committee shall determine. Notwithstanding the above, the Committee shall both (i) make its determination concerning whether the Performance Objectives for the Performance Period have been achieved, and (ii) if achieved, pay the associate for the Performance Shares, within seventy-five (75) days of (i) the end of the associate’s first taxable year in which the Performance Shares vest under this Article 12, or (ii) the end of the Company’s first taxable year in which the Performance Shares vest under this Article 12, whichever is later. The Committee may, however, adjust the payment date to such earlier or later date as permitted or required by Section 409A of the Code and the guidance promulgated thereunder.

SECTION 12.4. Voting and Dividend Rights. Except as the Committee may otherwise provide, no associate shall be entitled to any voting rights, to receive any dividends, or to have his or her Performance Share Account credited or increased as a result of any dividends or other distribution with respect to Common Stock. Notwithstanding the foregoing, within sixty (60) days from the date of payment of a dividend by the Company on its shares of Common Stock, the Committee, in its discretion, may credit an associate’s Performance Share Account with additional Performance Shares having an aggregate fair market value equal to the dividend per share paid on the Common Stock multiplied by the number of Performance Shares credited to his or her account at the time the dividend was declared.

ARTICLE 13

PERFORMANCE UNITS

SECTION 13.1. Award of Performance Units. For each Performance Period (as defined in Section 20.2), Performance Units may be granted under the Plan to such associates of the Company and its subsidiaries as the Committee shall determine. The award agreement covering such Performance Units shall specify a value for each Performance Unit or shall set forth a formula for determining the value of each Performance Unit at the time of payment (the “Ending Value”). If necessary to make the calculation of the amount to be paid to the associate pursuant to Section 13.3, the Committee shall also state in the award agreement the initial value of each Performance Unit (the “Initial Value”). Performance Units granted to an associate shall be credited to an account (a “Performance Unit Account”) established and maintained for such associate.

SECTION 13.2. Right to Payment of Performance Units. With respect to each award of Performance Units under this Plan, the Committee shall specify Performance Objectives which must be satisfied in order for the associate to vest in the Performance Units which have been awarded to him or her for the Performance Period. If the Performance Objectives established for an associate for the Performance Period are partially but not fully met, the Committee may, nonetheless, in its sole discretion, determine that all or a portion of the Performance Units have vested. If the Performance Objectives for a Performance Period are exceeded, the Committee may, in its sole discretion, grant additional, fully vested Performance Units to the associate. The Committee may also determine, in its sole discretion, that Performance Units awarded to an associate shall become partially or fully vested upon the associate’s death, total disability (as defined in Article 9) or retirement, or upon the termination of employment of the associate by the Company.

SECTION 13.3. Payment for Performance Units. As soon as practicable following the end of a Performance Period, the Committee shall determine whether the Performance Objectives for the Performance Period have been achieved (or partially achieved to the extent necessary to permit partial vesting at the discretion of the Committee pursuant to Section 13.2). If the Performance Objectives for the Performance Period have been exceeded, the Committee shall determine whether additional Performance Units shall be granted to the associate pursuant to Section 13.2. As soon as reasonably practicable after such determinations, or at such later date as the Committee shall determine, the Company shall pay to the associate an amount with respect to each vested Performance Unit equal to the Ending Value of the Performance Unit or, if the Committee shall so specify at the time of grant, an amount equal to (i) the Ending Value of the Performance Unit less (ii) the Initial Value of the Performance Unit. Payment shall be made entirely in cash, entirely in Common Stock (including Restricted Shares) or in such combination of cash and Common Stock as the Committee shall determine. Notwithstanding the above, the Committee shall make both (i) make its determination concerning whether the Performance Objectives for the Performance Period have been achieved, and (ii) if achieved, pay the associate for the Performance Units, within seventy-five (75) days of (i) the end of the associate’s first taxable year in which the Performance Units vest under this Article 13, or (ii) the end of the Company’s first taxable year in which the Performance Units vest under this Article 13, whichever is later. The Committee may, however, adjust the payment date to such earlier or later date as permitted or required by Section 409A of the Code and the guidance promulgated thereunder.

ARTICLE 14

UNRESTRICTED SHARES

SECTION 14.1. Award of Unrestricted Shares. The Committee may cause the Company to grant Unrestricted Shares to associates at such time or times, in such amounts and for such reasons as the Committee, in its sole discretion, shall determine. No payment shall be required for Unrestricted Shares.

SECTION 14.2. Delivery of Unrestricted Shares. The Company shall issue, in the name of each associate to whom Unrestricted Shares have been granted, stock certificates representing the total number of Unrestricted Shares granted to the associate, and shall deliver such certificates to the associate as soon as reasonably practicable after the date of grant or on such later date as the Committee shall determine at the time of grant.

ARTICLE 15

TAX OFFSET PAYMENTS

The Committee shall have the authority, except as prohibited by Section 162(m) or limited by Section 409A of the Code, at the time of any award under this Plan or anytime thereafter to make Tax Offset Payments to assist associates in paying income taxes incurred as a result of their participation in this Plan. The Tax Offset Payments shall be determined by multiplying a percentage established by the Committee by all or a portion (as the Committee shall determine) of the taxable income recognized by an associate upon (i) the exercise of a Nonstatutory Stock Option or a Stock Appreciation Right, (ii) the disposition of shares received upon exercise of an Incentive Stock Option, (iii) the lapse of restrictions on Restricted Shares, (iv) the award of Unrestricted Shares, or (v) payments for Performance Shares or Performance Units. The percentage shall be established, from time to time, by the Committee at that rate which the Committee, in its sole discretion, determines to be appropriate and in the best interests of the Company to assist associates in paying income taxes incurred as a result of the events described in the preceding sentence. Each Tax Offset Payment shall be deemed to be the equivalent of such number of shares of Common Stock as determined by dividing the amount of the Tax Offset Payment by the fair market value of the Common Stock on the date of grant. Tax Offset Payments shall be subject to the restrictions on transferability applicable to Options and Stock Appreciation Rights under Article 8.

ARTICLE 16

CHANGES IN CONTROL

Upon the occurrence of a Change in Control (as defined below), the following shall occur:

(1) Options. At the date of such Change in Control, all outstanding and unvested stock options granted under the Plan shall immediately and fully vest and become exercisable.

(2) Stock Appreciation Rights. At the date of such Change in Control, all outstanding and unvested Stock Appreciation Rights granted under the Plan shall immediately vest and become exercisable.

(3) Restricted Shares. At the date of such Change in Control, Restricted Shares granted under the Plan shall be deemed to be fully vested and the Restricted Period shall be deemed to expire.

(4) Performance Shares and Performance Units. At the date of such Change in Control, Performance Shares and Performance Units granted under the Plan shall be deemed to be fully vested and payable.

“Change in Control” means the occurrence of any of the following:

(1) Any “Person” (as such term is used in Sections 13(d) and 14(d) of the Act is or becomes the “Beneficial Owner” (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company’s then outstanding securities (a “25% Shareholder”) provided however, that the term 25% Shareholder shall not include any Person if such Person would not otherwise be a 25% Shareholder but for a reduction in the number of outstanding voting shares resulting from a stock repurchase program or other similar plan of the Company or from a self-tender offer of the Company, which plan or tender offer commenced on or after the date hereof, provided, however, that the term “25% Shareholder” shall include such Person from and after the first date upon which (A) such Person, since the date of the commencement of such plan or tender offer, shall have acquired Beneficial Ownership of, in the aggregate, a number of voting shares of the Company equal to one percent (1%) or more of the voting shares of the Company then outstanding, and (B) such Person, together with all affiliates and associates of such Person, shall Beneficially Own twenty-five percent (25%) or more of the voting shares of the Company then outstanding. In calculating the percentage of the outstanding voting shares that are Beneficially Owned by a Person for purposes of this subsection (1), voting shares that are Beneficially Owned by such Person shall be deemed outstanding, and voting shares that are not Beneficially Owned by such Person and that are subject to issuance upon the exercise or conversion of outstanding conversion rights, exchange rights, rights, warrants or options shall not be deemed outstanding. Notwithstanding the foregoing, if the Board of Directors of the Company determines in good faith that a Person that would otherwise be a 25% Shareholder pursuant to the foregoing provisions of this subsection (1) has become such inadvertently, and such Person (a) promptly notifies the Board of Directors of such status and (b) as promptly as practicable thereafter, either divests of a sufficient number of voting shares so that such Person would no longer be a 25% Shareholder, or causes any other circumstance, such as the existence of an agreement respecting voting shares, to be eliminated such that such Person would no longer be a 25% Shareholder as defined pursuant to this subsection (1), then such Person shall not be deemed to be a 25% Shareholder for any purposes of this Plan. Any determination made by the Board of Directors of the Company as to whether any Person is or is not a 25% Shareholder shall be conclusive and binding; or

(2) A change in composition of the Board of Directors of the Company occurring any time during a consecutive two-year period as a result of which fewer than a majority of the Board of Directors are Continuing Directors (for purposes of this section, the term “Continuing Director” means a director who was either (A) first elected or appointed as a Director as of the Effective Date; or (B) subsequently elected or appointed as a director if such director was nominated or appointed by at least a majority of the then Continuing Directors); or

(3) Any of the following occurs:

(A) a merger or consolidation of the Company, other than a merger or consolidation in which the voting securities of the Company immediately prior to the merger or consolidation continue to represent (either by remaining outstanding or being converted into securities of the surviving entity) sixty percent (60%) or more of the combined voting power of the Company or surviving entity immediately after the merger or consolidation with another entity;

(B) a sale, exchange, or other disposition (in a single transaction or a series of related transactions) of all or substantially all of the assets of the Company which shall include, without limitation, the sale of assets aggregating more than fifty percent (50%) of the assets of the Company on a consolidated basis;

(C) a liquidation or dissolution of the Company;

(D) a reorganization, reverse stock split, or recapitalization of the Company which would result in any of the foregoing; or

(E) a transaction or series of related transactions having, directly or indirectly, the same effect as any of the foregoing.

ARTICLE 17

ADJUSTMENT UPON CHANGES IN CAPITALIZATION

Notwithstanding any other provision of the Plan, the Committee may at any time make or provide for such adjustments to the Plan, to the number and class of shares available thereunder or to any outstanding Options, Stock Appreciation Rights, Restricted Shares or Performance Shares as it shall deem appropriate to prevent dilution or enlargement of rights, including adjustments in the event of changes in the number of shares of outstanding Common Stock by reason of stock dividends, extraordinary cash dividends, split-ups, recapitalizations, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations, liquidations and the like.

ARTICLE 18

AMENDMENT AND TERMINATION

The Board may suspend, terminate, modify or amend the Plan, provided that any amendment that would (i) increase the maximum aggregate number of shares which may be issued under the Plan, (ii) reduce the option price of Options previously granted under the Plan, (iii) change the class of associates eligible to receive Incentive Stock Option awards under the Plan, or (iv) change the common stock available for awards under the Plan, shall be subject to the approval of the Company’s stockholders, except that any such increases or modifications under (i) and (ii) that may result from adjustments authorized by Article 16 does not require such approval. If the Plan is terminated, the terms of the Plan shall, notwithstanding such termination, continue to apply to awards granted prior to such termination. No suspension, termination, modification or amendment of the Plan may, without the consent of the associate to whom an award shall theretofore have been granted, reduce the amount of such award except as may be provided in the agreement granting such award.

ARTICLE 19

WRITTEN AGREEMENT

Each award of Options, Stock Appreciation Rights, Restricted Shares, Performance Shares, Performance Units, Unrestricted Shares and Tax Offset Payments shall be evidenced by a written agreement, executed by the associate and the Company, and containing such restrictions, terms and conditions, if any, as the Committee may require. In the event of any conflict between a written agreement and the Plan, the terms of the Plan shall govern.

ARTICLE 20

CODE SECTION 162(M) DEDUCTION QUALIFICATIONS

Except as otherwise provided in the Plan, the provisions of this Article 20 shall apply only to awards to Covered Officers as required by Section 162(m) of the Code.

SECTION 20.1. Awards for Covered Officers. All awards to associates designated as Covered Officers shall be made in a manner that allows for the full deductibility of the award by the Company or its subsidiaries under Section 162(m) of the Code; provided, however, that the Committee may, in its sole discretion, with respect to any award available under the Plan, determine that compliance with Code Section 162(m) is not desired after consideration of the goals of the Company’s key management compensation policy and whether it is in the best interests of the Company to have such award so qualified. In addition, if changes are made to Code Section 162(m) to permit greater flexibility with respect to any award or awards available under the Plan, the Committee may make adjustments as it deems appropriate. All awards to Covered Officers shall comply with the provisions of this Article 20.

SECTION 20.2. Performance Period. Performance Period (“Performance Period”) under the Plan means (a) the fiscal year of the Company, (b) the associate’s service period within a fiscal year in the case of a new hire or promoted associate; (c) a period of service determined at the discretion of the Committee prior to the expiration of more than twenty-five percent (25%) of the period; or (d) with respect to associates not designated as Covered Officers, such period as the Committee may determine in its sole discretion. Different Performance Periods may be established for different associates, and Performance Periods may run consecutively or concurrently.

SECTION 20.3. Designation of Covered Officers. For each Performance Period, the Committee will designate which associates are to be treated as Covered Officers within the time period required by Section 162(m) of the Code.

SECTION 20.4. Establishment of Performance Objectives and Awards for Covered Officers. Within ninety (90) days of the beginning of a Performance Period (or such earlier or later date as is permitted or required by Section 162(m) of the Code), the Committee shall in its sole discretion, for each such Performance Period: (a) determine and establish in writing one (1) or more Performance Objectives applicable to the Performance Period for each Covered Officer; and (b) either (i) assign each Covered Officer a target award expressed as a fixed number of shares or a whole dollar amount or (ii) establish a payout table or formula for purposes of determining the award payable to each Covered Officer. Each payout table or formula: (a) shall be in writing; (b) shall be based on a comparison of actual performance to the Performance Objectives; (c) may include a “floor” which is the level of achievement of the Performance Goal in which payout begins; and (d) shall provide for an actual award equal to, less than or greater than the Covered Officer’s target award, depending on the extent to which actual performance approached, reached, or exceeded the Performance Goal. Such pre-established Performance Objectives and awards must state, in terms of an objective formula or standard, the method for computing the amount of the award payable to each Covered Officer if the Performance Goal is met. A formula or standard is objective if a third party having knowledge of the relevant performance results could calculate the amount to be paid to the Covered Officer. The Committee may from time to time establish any number of Performance Periods, Performance Objectives and awards for any Covered Officer running concurrently, in whole or in part, provided, that in so doing the Committee does not jeopardize the Company’s deduction for such awards under Section 162(m) of the Code. The Committee may select different Performance Objectives and awards for different Covered Officers.

SECTION 20.5. Performance Criteria. Performance Objectives under the Plan shall be based on any one (1) or more of the following objective performance criteria (either individually, alternatively, or in any combination, applied to either the Company as a whole or to a business unit or subsidiary, individually, alternatively, or in any combination and measured over a period of years, on an absolute basis, or relative to a pre-established target, to previous years’ results, or to a designated comparison group, in each case as specified by the Committee) upon which the achievement of specific, pre-established, objective performance goals for each associate are based as determined by the Committee in connection with the grant and certification of awards: (a) price of Company Common Stock or the stock of any affiliate, (b) shareholder return, (c) return on equity, (d) return on investment, (e) return on capital, (f) sales productivity, (g) comparable store sales growth, (h) economic profit, (i) economic value added, (j) net income, (k) operating income, (l) gross margin, (m) sales, (n) free cash flow, (o) earnings per share, (p) operating company contribution, (q) market share, or (r) other strategic milestones based on objective criteria established by the Committee, provided that, with respect to Covered Officers, such strategic milestones must be approved by the shareholders of the Company prior to the payment of any award.

SECTION 20.6. Certification of Achievement of Performance Objectives and Amount of Awards. After the end of each Performance Period, or such earlier date if the Performance Objectives are achieved (and such date otherwise complies with Section 162(m) of the Code), the Committee shall certify in writing, prior to the unconditional payment of any award, that the Performance Objectives for the Performance Period and all other material terms of the Plan were satisfied and to what extent they were satisfied. The Committee shall determine the actual award for each Covered Officer based on the payout table/formula established in Section 20.4, as the case may be. The Committee has the discretion to reduce or eliminate an award that would otherwise be paid to any associate, including any Covered Officer; however, the Committee may not under any circumstances increase the amount of an award to a Covered Officer.

ARTICLE 21

MISCELLANEOUS PROVISIONS

SECTION 21.1. Fair Market Value. For purposes of this Plan, “fair market value” shall be, on any given date, (i) the mean between the highest and lowest selling prices at which the shares were sold on the New York Stock Exchange, NASDAQ National Market, or such other established securities market on which the shares are traded, or, if there were no reported sales of shares on such date, then, unless otherwise required pursuant to Treasury regulations under Code Section 422, the business day immediately preceding such date; (ii) the price that the Committee in good faith determines through any reasonable valuation method that a Share might change hands between a willing buyer and a willing seller, neither being under compulsion to buy or to sell and both having reasonable knowledge of the relevant facts, (iii) for purposes of broker-facilitated cashless exercises of awards involving shares under the Plan, the real-time selling price of such shares as reported by the broker facilitating such exercises, or (iv) in all other cases, fair market value of the shares shall be determined by and in accordance with procedures established in good faith by the Committee and, with respect to Incentive Stock Options, conforming to Treasury regulations regarding incentive stock options.

SECTION 21.2. Tax Withholding. The Company shall have the right to require associates or their beneficiaries or legal representatives to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements, or to deduct from all payments under this Plan, including Tax Offset Payments, amounts sufficient to satisfy all withholding tax requirements. Whenever payments under the Plan are to be made to an associate in cash, such payments shall be net of any amounts sufficient to satisfy all federal, state and local withholding tax requirements. The Committee may, in its discretion, permit an associate to satisfy his or her tax withholding obligation, in whole or in part, either by (i) having the Company withhold shares having a fair market value on the date the tax is to be determined equal to the minimum statutory tax withholding rates which could be withheld on the transaction, or (ii) the delivery of shares that have been held for a minimum of six (6) months to the Company having a fair market value equal to the amount of the tax withholding obligations related to the transaction. All such elections shall be irrevocable and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate. Delivery or withholding of fractional Shares shall not be permitted.

SECTION 21.3. Compliance with Section 16(b). In the case of associates who are or may be subject to Section 16 of the Act, it is the intent of the Company that the Plan and any award granted hereunder satisfy and be interpreted in a manner that satisfies the applicable requirements of Rule 16b-3, so that such persons will be entitled to the benefits of Rule 16b-3 or other exemptive rules under Section 16 of the Act and will not be subjected to liability thereunder. If any provision of the Plan or any award would otherwise conflict with the intent expressed herein, that provision, to the extent possible, shall be interpreted and deemed amended so as to avoid such conflict. To the extent of any remaining irreconcilable conflict with such intent, such provision shall be deemed void as applicable to associates who are or may be subject to Section 16 of the Act.

SECTION 21.4. Successors; Subsequent Stockholder Approval. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and businesses of the Company. In the event of any of the foregoing, the Committee may, at its discretion prior to the consummation of the transaction, cancel, offer to purchase, exchange, adjust or modify any outstanding awards, at such time and in such manner as the Committee deems appropriate and in accordance with applicable law. Any successor to the Company intending to assume sponsorship of the Plan and to continue granting awards of Incentive Stock Options under the Plan shall first submit this Plan to its stockholders for approval, unless (i) the agreement of merger, consolidation, or other reorganization fully described the Plan, including the maximum aggregate number of shares available for awards of Incentive Stock Options and the associates eligible to receive awards of Incentive Stock Options under the Plan; and (ii) such agreement was subject to approval by the stockholders of such successor.

SECTION 21.5. Restriction on Repricing. Regardless of any other provision of this Plan, without the prior approval of the Company’s stockholders, neither the Company nor the Committee will amend or replace previously granted Awards in a transaction that constitutes a “repricing,” as such term is defined in Section 303A.08 of the Listed Company Manual of the New York Stock Exchange.

SECTION 21.6. General Creditor Status. Associates shall have no right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under the Plan or to any other property of the Company. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any associate or beneficiary or legal representative of such associate. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. The Plan shall be unfunded, and all payments to be made hereunder shall be paid from the general funds of the Company. No special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan.

SECTION 21.7. No Right to Employment. Nothing in the Plan or in any written agreement entered into pursuant to Article 18, nor the grant of any award, shall confer upon any associate any right to continue in the employ of the Company or a subsidiary or to be entitled to any remuneration or benefits not set forth in the Plan or such written agreement or interfere with or limit the right of the Company or a subsidiary to modify the terms of or terminate such associate’s employment at any time.

SECTION 21.8. Beneficiary Designations. If permitted by the Committee, an associate under the Plan may name a beneficiary or beneficiaries to whom any vested but unpaid award shall be paid in the event of the associate’s death. Each such designation shall revoke all prior designations by the associate and shall be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation, any vested benefits remaining unpaid at the associate’s death shall be paid to the associate’s estate and, subject to the terms of the Plan and of the applicable award agreement, any unexercised vested award may be exercised by the administrator or executor of the associate’s estate or a proper beneficiary of the estate.

SECTION 21.9. Other Plans. Nothing in this Plan shall be construed as limiting the authority of the Committee, the Board of Directors, the Company or any subsidiary to establish any other compensation plan, or as in any way limiting its or their authority to pay bonuses or supplemental compensation to any persons employed by the Company or a subsidiary, whether or not such person is an associate in this Plan and regardless of how the amount of such compensation or bonus is determined. However, no such plan will be established or operated in a way that entitles or allows a Covered Officer to receive an award under such plan as a substitution or supplement for not achieving performance objectives or goals under this Plan.

SECTION 21.10. Notices. Notices required or permitted to be made under the Plan shall be sufficiently made if sent by registered or certified mail addressed (a) to the associate at the associate’s address set forth in the books and records of the Company or its subsidiaries, or (b) to the Company or the Committee at the principal office of the Company.

SECTION 21.11. Severability. In the event that any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

SECTION 21.12. Governing Law. To the extent not preempted by federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.

SECTION 21.13. Term of Plan. Unless earlier terminated pursuant to Article 18 hereof, the Plan shall terminate on the tenth anniversary of the Effective Date.

8323 WALTON PARKWAY NEW ALBANY, OH 43054

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ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

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VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Too, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	TOOIN1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TOO, INC.

	For	Against	Abstain

1. To approve and adopt the Company’s 2005 Stock Option and Performance Incentive Plan.	☐	☐	☐

2. To transact such other business properly coming before the meeting or any adjournment thereof.

The undersigned acknowledges receipt with this Proxy of a copy of the Notice of Special Meeting of Stockholders and Proxy Statement dated September 28, 2005.

IMPORTANT: Please date this Proxy and sign exactly as your name or names appear(s) hereon. If stock is held jointly, signature should include both names. Executors, Administrators, Trustees, Guardians and others signing in a representative capacity should indicate full titles.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

TOO, INC.

SPECIAL MEETING OF STOCKHOLDERS

OCTOBER 31, 2005

The undersigned hereby appoints Michael W. Rayden and William E. May, Jr., or either of them acting alone, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Too, Inc. (the “Company”) that the undersigned is entitled to vote at the Special Meeting of Stockholders to be held at 9:00 A.M. Eastern Standard Time on October 31,
2005, at the Company’s corporate offices located at 8323 Walton Parkway, New Albany, Ohio, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE
UNDERSIGNED STOCKHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE
VOTED FOR THE APPROVAL OF THE COMPANY’S 2005 STOCK OPTION AND PERFORMANCE
INCENTIVE PLAN ON THE REVERSE SIDE.

PLEASE VOTE YOUR PROXY PROMPTLY BY FOLLOWING THE VOTING INSTRUCTIONS ON THE
REVERSE SIDE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE